FORM 8-A
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR (g) OF THE
SECURITIES EXCHANGE ACT OF 1934

Delphi Financial Group, Inc.
(Exact name of registrant as specified in its charter)
Delaware
(State or other jurisdiction of incorporation or organization)
001-11462
(Commission File Number)
13-3427277
(I.R.S. Employer Identification Number)
1105 North Market Street, Suite 1230, P.O. Box 8985
Wilmington, Delaware 19899
(302)-478-5142
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)
Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class	Name of each exchange on which each class
to be so registered	is to be registered

$175,000,000 Fixed-to-Floating Rate Junior	New York Stock Exchange
Subordinated Debentures due 2067
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☑
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file numbers to which this form relates: 333-142932 (if applicable)
Securities to be registered pursuant to Section 12(g) of the Act: None (Title of class)

Item 1. Description of Registrant’s Securities to be Registered.
     For a description of Delphi Financial Group, Inc.’s $175,000,000 Fixed-to-Floating Rate Junior Subordinated Debentures due 2067 (the “Debentures”) being registered hereby, reference is made to the prospectus (the “Prospectus”) that forms part of the Registrant’s Registration Statement on Form S-3 (Registration No. 333-142932) (including any amendment thereto, the “Registration Statement”) filed by Delphi Financial Group, Inc. with the Securities and Exchange Commission (the “SEC”) on May 15, 2007 under the Securities Act of 1933, as amended (the “Act”). The information contained in the Registration Statement and the Prospectus is incorporated herein by reference. A preliminary prospectus supplement and a final prospectus supplement which further describes the terms of the Debentures were filed with the SEC pursuant to Rule 424(b)(2) under the Act, and the information contained under the captions “Description of the Junior Subordinated Debentures” therein shall be deemed to be incorporated by reference into this registration statement on Form 8-A.
Item 2. Exhibits.

Exhibit No.	Description
99.1	Junior Subordinated Indenture, dated as of May 23, 2007, between the Registrant and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to Delphi Financial Group, Inc.’s Current Report on Form 8-K filed on May 29, 2007)

99.2	First Supplemental Indenture, dated as of May 23, 2007, between the Registrant and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.2 to Delphi Financial Group, Inc.’s Current Report on Form 8-K filed on May 29, 2007)

99.3	Form of Junior Subordinated Debentures (incorporated by reference to Exhibit 4.3 to Delphi Financial Group, Inc.’s Current Report on Form 8-K filed on May 29, 2007)

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DELPHI FINANCIAL GROUP, INC. (Registrant)
Date: July 3, 2007	By:	/s/ Chad W. Coulter
		Name:	Chad W. Coulter
		Title:	Vice President, Secretary and General Counsel

DELPHI FINANCIAL GROUP, INC.
EXHIBIT INDEX

Exhibit No.	Description
99.1	Junior Subordinated Indenture, dated as of May 23, 2007, between the Registrant and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.1 to Delphi Financial Group, Inc.’s Current Report on Form 8-K filed on May 29, 2007)

99.2	First Supplemental Indenture, dated as of May 23, 2007, between the Registrant and U.S. Bank National Association, as trustee (incorporated by reference to Exhibit 4.2 to Delphi Financial Group, Inc.’s Current Report on Form 8-K filed on May 29, 2007)

99.3	Form of Junior Subordinated Debentures (incorporated by reference to Exhibit 4.3 to Delphi Financial Group, Inc.’s Current Report on Form 8-K filed on May 29, 2007)

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